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Exhibit 99.1

adam.com changes name to A.D.A.M., Inc.

    Changes reflect commitment to increasing brand awareness in healthcare

ATLANTA—July 26, 2001—adam.com, Inc. (Nasdaq: ADAM) a leading developer of consumer-patient health solutions for the healthcare industry, has changed its corporate name to A.D.A.M., Inc.

The name change reflects the Company's interest in continuing to build the A.D.A.M. brand that has enabled it to become a leading provider to the consumer and student health information market for more than 10 years. A.D.A.M., which stands for Animated Dissection of Anatomy for Medicine, was originally founded in 1990 under the name A.D.A.M. Software. At that time, the Company focused on software technologies that allowed consumers, students and healthcare professionals to simulate anatomical dissection on the personal computer, a technology that today is still being used by leading higher education institutions throughout the world.

Since then, the Company has transformed its digital assets—an indexed database of over 40,000 medical illustrations, hundreds of hours of interactive multimedia content on health and wellness, and its flagship Health Illustrated Encyclopedia, a comprehensive, peer-reviewed reference source on 3,800 medical topics—into web-enabled product solutions designed for consumer-patient use.

A.D.A.M.'s products are used by major website portals, healthcare providers, and other leading healthcare-related organizations. Currently, A.D.A.M. ships products to its customers for use directly on their servers, or can host content for customers via an ASP model at the Company's secure data center. A recently launched professional services group provides custom content development, image licensing and technical services for clients who are interested in co-developing products for patient education and compliancy.

In 2001, A.D.A.M.'s predominant sales and marketing focus is in the hospital market where A.D.A.M. believes its industry leading content products help increase the hospital's visibility and bottom-line. The Company's next generation product line, soon to be released, will consist of a tightly integrated suite of health information applications including an integrated drug information database, topical news, interactive patient education materials and specific disease-state and wellness centers. These and other applications will extend a hospital's ability to connect its services and physicians directly with consumers.

A.D.A.M. believes that its proprietary content assets are unrivaled in the health information industry and represent the largest single collection of such information in the world.

About A.D.A.M., Inc.

For more than a decade, A.D.A.M. (Nasdaq: ADAM) has been a leading developer of interactive health and medical information for consumers, students and healthcare professionals. A.D.A.M.'s products combine physician-reviewed text, medical illustrations, multimedia animation, interactive tools and technology that explain complex medical and health subject matter in a way that is easily understood by the reader.

Since 1998, A.D.A.M. has been marketing its health information products to major website portals, healthcare providers and other healthcare-related organizations including the National Library of Medicine's Medline Plus. A.D.A.M.'s proprietary content assets include an illustrated 3,800 topic medical encyclopedia; topical health centers, 40,000 medical illustrations; 3D models; animations; and interactive tools and technology. A.D.A.M. is a founding member of Hi-Ethics, a coalition of the most widely referenced health websites and information providers committed to developing industry standards for quality of consumer health information.

Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. These statements involve a number of risks and uncertainties that could cause actual results, performance or developments to differ materially. Factors that could affect the company's actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company's health information, regulatory changes, and other laws that impact how the company conducts its business.

For further information, contact:

Kevin S. Noland
A.D.A.M., Inc.
770-980-0888
 knoland@adamcorp.com

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adam.com changes name to A.D.A.M., Inc.
Forward-Looking Statements